EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-67172) of HyperMedia Communications, Inc. of our report dated February 4, 2000, relating to the financial statements of Hypermedia Communications, Inc., for the year ended December 31, 1999 which appear in this form 10-K.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
San Jose, California
March 27, 2000